Exhibit 99.1

WENTWORTH ENERGY INC.

WENTWORTH ENERGY ANNOUNCES CLOSING OF $30,850,000 INSTITUTIONAL PRIVATE PLACEMENT

– Funds to accelerate acquisition plans and advance operations –

Fort Worth, TEXAS – July 25, 2006 – Wentworth Energy, Inc. (OTCBB:WNWG) announced today the closing of a $30,850,000 institutional private placement of 9.15% convertible secured notes due July 25, 2009. The notes are convertible into shares of the Company's common stock at a conversion price of approximately $1.40 per share.

Under the purchase agreement for the notes, the investors also received warrants valid for five years from issue date to purchase up to 44,071,430 shares of common stock at an exercise price of $1.40 per share. The purchase agreement calls for the Company to register the shares issuable upon conversion of the notes and exercise of the warrants for resale on behalf of investors.

The Company intends to use to proceeds from this private placement to complete several significant acquisitions it has been evaluating over the past several months, to support the Company’s ongoing development program in Texas, and for other corporate purposes.

The notes and warrants and the common stock issuable upon conversion of the notes or exercise of the warrants have not been registered under the Securities Act of 1933, or any state securities laws, and were sold in a private transaction.

THIS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE, NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL. THE NOTES AND SHARES ISSUABLE UPON CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE LAWS.

About Wentworth Energy, Inc.

Wentworth Energy Inc. is a diversified energy company focused on the responsible development of America’s natural resources while maximizing shareholder value.  Wentworth Energy applies innovative technologies toward the discovery and development of a diverse portfolio of high-value, low-risk energy projects in North America, including the oil and gas fields of the Gulf Coast, and East Texas.  Wentworth Energy trades under the ticker symbol WNWG.  For more information on the Company visit www.wentworthenergy.com

For more information contact:

Investor Relations:

Barry Forward

Corporate Communications & Investor Relations

Wentworth Energy, Inc.

Tel:  800-725-9149

Fax: 817-288-0983

investors@wentworthenergy.com

Corporate Offices:

Wentworth Energy, Inc.

Toll Free:  877-329-8388

Fax: 817-288-0983

www.wentworthenergy.com

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words “expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Wentworth Energy believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices and other risk factors.